Exhibit 10.12

ASSET PURCHASE AGREEMENT

Dated October 31, 2014

by and among

America Greener Technologies, Inc.,

AGT Soft Wave, Inc.

and

Soft Wave Innovations, Inc.

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	4.6	Actions Pending	11
	4.7	SEC Reports	11
	4.8	Status of Buyer	11
	4.9	Disclosure	11

5.	CONDITIONS TO CLOSING		12

	5.1	Conditions Precedent to Buyer’s and AGT’s Obligations to Close	12
	5.2	Conditions Precedent to Seller’s Obligations to Close	12

6.	CLOSING; CLOSING DATE		13

7.	DOCUMENTS TO BE DELIVERED AT THE CLOSING		13

	7.1	Documents to be Delivered by Seller	13
	7.2	Documents to be Delivered by Buyer and AGT	13

8.	ADDITIONAL COVENANTS		14

	8.1	Access to Books and Records	14
	8.2	Further Assurances	14
	8.3	Vendors and Suppliers	14
	8.4	Post-Closing Audit	14

9.	INDEMNIFICATION AND RELATED MATTERS		15

	9.1	Indemnification by Seller	15
	9.2	Indemnification by Buyer and AGT	15
	9.3	Procedure for Indemnification	15
	9.4	Time for Assertion	15

10.	TERMINATION		16

	10.1	Termination by Mutual Consent	16
	10.2	Termination Due to Lapse of Time	16
	10.3	Termination by Buyer and AGT	16
	10.4	Termination by Seller	16
	10.5	Effect of Termination	16

11.	MISCELLANEOUS		16

	11.1	Expenses	16
	11.2	Entire Agreement; No Waiver	16
	11.3	Jurisdiction and Governing Law	16
	11.4	Role of Counsel	17
	11.5	Construction	17
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11.6	Notices	17
11.7	Separability	17
11.8	Binding Effective; Assignment	17
11.9	Counterparts	17

Exhibits:

Exhibit A	Form of Waiver and Consent of Shareholders of Seller

Schedules:

1.1	Schedule of Assets

Seller Disclosure Schedule

Buyer Disclosure Schedule
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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) dated October 31, 2014, is between and among America Greener Technologies, Inc. (“AGT”), a corporation organized under the laws of the State of Nevada and having an office for the transaction of business at 254 South Mulberry Street, Suite 113, Mesa, AZ 85202, AGT Soft Wave, Inc. (the “Buyer”), a corporation organized under the laws of the State of Nevada and having an office for the transaction of business at 254 South Mulberry Street, Suite 113, Mesa, AZ 85202, and Soft Wave Innovations, Inc., (“Seller”), a corporation organized under the laws of the State of Arizona and having an office for the transaction of business at 7355 W. Morrow Drive, Glendale, AZ 85308.

WHEREAS, the Buyer is a wholly-owned subsidiary of AGT.

WHEREAS, the Seller is in the business of multi-vibrational field mechanisms (the “Business”);

WHEREAS, Gary Dean Wilson and Michael Dean Brown (collectively, the “Inventors”), are the inventors of certain patented technology used by the Seller, have heretofore assigned all of their right title and interest in and to that certain U.S. Patent No. 8,477,003, Serial No. 13/262.227 for apparatus for generating a multi-vibrational field (the “Patent”) to AGT in exchange for the payment of royalty payments;

WHEREAS, Seller has previously consented to the assignment of the Patent to AGT; and

WHEREAS, Seller desires to convey, sell and assign to Buyer all of Seller’s right, title and interest in and to the Assets (as hereinafter defined), upon the terms and conditions contained in this Agreement; and

WHEREAS, AGT and the Buyer desire to purchase the Assets upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Sale and Purchase of Assets.

1.1          Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the closing described in Section 6 (the “Closing”), Seller shall sell to Buyer, and Buyer shall purchase from Seller, those assets of Seller identified on Schedule 1.1 (the “Assets”).

1.2          Liabilities Excluded. Buyer shall assume no liabilities or obligations of Seller.

2.             Purchase Price. The purchase price for the Assets (the “Purchase Price”), which shall be paid by delivery to Seller or its designee(s), at the Closing is Seven Hundred Seventy-five Thousand (775,000) shares of the common stock, par value $0.001 per share (the “AGT Shares”) of AGT.

3.             Representations and Warranties of Seller and the Controlling Shareholders. Except as otherwise set forth in a disclosure schedule delivered by Seller at the time this Agreement is executed and delivered (the “Seller Disclosure Schedule”), and other than in connection with Section 3.15 hereof as to which only the Seller is making the representation and warranty, the Seller and Gary Dean Wilson, Robert O. Kunze and Vernon J. Schmidt (collectively, the “Controlling Shareholders”) jointly and severally hereby makes the following representation and warranties to Buyer and AGT as of the date hereof and as of the Closing Date. Nothing in the Seller Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Seller Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

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3.1          Organization and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Arizona, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a material adverse effect on the Assets or consummation of the transactions contemplated hereby (a “Seller Material Adverse Effect”).

3.2          Authority and Enforcement. Seller has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Seller has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3          No Conflicts or Defaults. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of Seller, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Seller is a party or by which Seller is bound, or any judgment, order or decree, or any law, rule or regulation to which Seller is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the Assets, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Assets, or (iv) result in a Seller Material Adverse Effect.

3.4          Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller does not require the consent of any person, or such consent has or will be obtained in writing, prior to the Closing.

3.5          Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller or the Controlling Shareholders, threatened against Seller, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller or the Controlling Shareholders, threatened against or involving Seller or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Seller or affecting its assets.

3.6          Title to Assets. Seller has either good and marketable title to, or valid and enforceable leasehold interest in the Assets, free and clear of all Liens, other than those disclosed in the Seller Financial Statements (as hereafter defined). No person or entity has any right or option to acquire any of the Assets. Seller has the right to operate all of its facilities in its present locations, and the operation of such facilities does not violate the material provisions of (a) any agreement to which Seller is a party, (b) the requirements of applicable laws, rules or regulations, and/or (c) any order of any court or regulatory body of competent jurisdiction that is binding on Seller, the Business or any of the Assets.

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3.7          Financial Statements. Seller has delivered or, prior to the Closing will deliver, to Buyer the unaudited financial statements of Seller for the years ended December 31, 2013 and 2012, the unaudited balance sheet and the unaudited income statement for the nine months ended September 30, 2014 (the “Seller Financial Statements”). The Seller Financial Statements present fairly the financial position of Seller as of the dates and for the periods indicated.

3.8          No Undisclosed Liabilities. The Seller has no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the date hereof, or any transaction, series of transactions, action or inaction occurring on or prior to the date hereof, or any state of facts or condition existing on or prior to the date hereof (regardless of when such liability or obligation is asserted) except such debts, liabilities or obligations that have been disclosed in the Seller Financial Statements.

3.9          Books and Records. The books, records and documents of Seller accurately reflect in all material respects the information relating to the business of Seller, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Seller.

3.10        Contracts. The Seller Disclosure Schedule identifies each material agreement to which Seller is a party. Each such agreement is in full force and effect. No party to any such agreement is in default of any material obligation thereunder and Seller has received no notice of the termination of any such agreement prior to its scheduled termination date. To the knowledge of the Seller or the Controlling Shareholders, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement to which Seller is a party. Seller has not given to nor received from any other person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material contract to which Seller is a party.

3.11        Intellectual Property. To the extent that the Assets include any right, title and/or interest in and to trademarks, copyrights, trade names, service marks, trade secrets, proprietary processes, business methods or similar tangible or intangible property (“Intellectual Property”), such Intellectual Property is owned by Seller, free and clear of all Liens. To the best of Seller’s and the Controlling Shareholder’s knowledge, such Intellectual Property does not infringe upon or otherwise violate the rights of any third person, and Seller has received no notice of any such infringement or violation. To the extent that any such Intellectual Property is licensed by Seller to any third party, the license is in full force and effect, no party to the licensee is in material breach or violation of the license agreement and neither Seller nor the Controlling Shareholders have knowledge that any such Intellectual Property is being used in violation of Seller’s proprietary rights. To the extent that any such Intellectual Property is licensed to Seller by any third party, the license is in full force and effect, no party to the license is in material breach or violation of the license agreement and Seller is not using any such Intellectual Property in violation of the license agreement.

3.12        Compliance with Laws. The Seller is conducting its business and affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Seller has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

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3.13        Tax Matters. Seller has filed or caused to be filed (on a timely basis since inception) all federal, state and local tax returns that are or were required to be filed by or with respect to it pursuant to applicable legal requirements (“Tax Returns”). Copies of all such Tax Returns filed since December 31, 2013 have been made available to Buyer. Seller has paid, made provision for payment or has included on its most recent balance sheet included in the Seller Financial Statements, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Seller Financial Statements. All such tax returns are true, complete and accurate. No tax return of Seller has been audited or is currently under audit, nor has Seller or any Principal been notified that any such audit will or may take place.

3.14        Prior Assignment of Patent. Seller has no right, title or interest in or to the Patent or the technology which is the subject of the Patent. Seller has previously consented to the assignment of the Patent to AGT by the Controlling Shareholders and acknowledges its understanding that the Controlling Shareholders will receive a royalty payment from AGT in connection with such assignment. Prior to such assignment, Seller had an informal oral understanding with the Controlling Shareholders for the use of the technology which is the subject of the Patent. The Seller hereby confirms that the Controlling Shareholders never assigned any rights to the Patent to Seller, nor have the Controlling Shareholders and the Seller entered into any licensing or similar agreement related to the ownership or use of the Patent or the underlying technology and Seller is not aware of any fact or circumstance which would adversely impact AGT’s unfettered rights under the Patent assignment.

3.15        Insurance. Seller maintains insurance against all risks customarily insured against by companies in its industry. All such policies are in full force and effect, and Seller has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to Seller.

3.16        Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any person in such a manner as to give rise to any valid claim by any person against Seller for a finder’s fee, brokerage commission or similar payment.

3.17        Employees. The Seller has no employees and currently engages eight (8) independent contractors. The Seller is not party to or bound by any collective bargaining, shop or similar agreements. The Seller does not have any “employee benefit plans” including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by Seller, other than the employment contracts, medical, dental, vision, disability, life insurance and or vacation benefits. Seller is in compliance with all applicable federal and state laws and regulations concerning the employer-employee relationship, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws, except, in each case, where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. Except as set forth in the Seller Disclosure Schedule, there are no pending or, to Seller’s or the Controlling Shareholders’ knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran’s status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; workers’ compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; wage and hour laws; or immigration. Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to timely pay any of the foregoing.

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3.18        Environmental, Health, and Safety Matters. Seller has complied and is in compliance with all federal and state environmental laws, rules and regulations (“Environmental Laws”) applicable to the Business. Without limiting the generality of the foregoing, Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its Business. Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under any Environmental Laws. None of the following exists at any property or facility owned or operated by Seller: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas. Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

3.19        No Adverse Changes. Except as set forth in the Seller Disclosure Schedule, since September 30, 2014, there has not been (a) any change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Seller as reflected in the Seller Financial Statements, (b) any loss sustained by Seller, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, or (c) to the knowledge of Seller or the Controlling Shareholders, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would have a Seller Material Adverse Effect.

3.20        Investment Representations. The Seller is acquiring the AGT Shares for its own account with the present intention of holding such securities for purposes of investment, and he has no intention of distributing such AGT Shares or selling, transferring or otherwise disposing of such AGT Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America. The Seller understands that (a) the AGT Shares are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act; (b) such AGT Shares have not been registered under the Securities Act, and are being issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act; (c) AGT has no obligation to so register the AGT Shares; (d) the AGT Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (e) until such time as the AGT Shares become eligible for sale by the Seller, either pursuant to the registration of such shares under the Securities Act, or pursuant to a valid exemption from such registration, the certificates evidencing the AGT Shares shall contain the following legend:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or the issuer of such shares shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

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3.21        Information on the Seller. The Seller has been provided with a copy of AGT’s Annual Report on Form 10-K for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on September 26, 2014 and represents and warrants that it has read and reviewed this report, together with AGT’s other filings with the Securities and Exchange Commission. The Seller is a sophisticated investor who has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, the AGT Shares and this Agreement. The Seller understands that its acquisition of the AGT Shares is a speculative investment, and the Seller represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

3.22        Access to Counsel. The Seller acknowledges that, in executing this Agreement, it has had the opportunity to seek the advice of independent legal and/or tax counsel, and has read and understood all of the terms and provisions of this Agreement.

3.23        Disclosure. The representations, warranties and acknowledgments of Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

3.24        Tax Allocation. Buyer, AGT and Seller shall agree to an allocation of the Purchase Price among the Assets. Seller and Buyer shall file their respective tax returns prepared in accordance with such allocation.

4.              Representations and Warranties of Buyer and AGT. Except as otherwise set forth in a disclosure schedule delivered by Buyer at the time this Agreement is executed (the “Buyer Disclosure Schedule”), Buyer and AGT hereby make the following representations and warranties to Seller, as of the date hereof and as of the Closing Date. Nothing in the Buyer Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Buyer Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

4.1          Organization and Good Standing. Buyer and AGT are each a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Buyer and AGT are each in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of Buyer and AGT, taken as a whole, or consummation of the transactions contemplated hereby (a “Buyer Material Adverse Effect”).

4.2          Authority and Enforcement. Buyer and AGT each have all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Buyer and AGT have each taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Buyer and AGT, enforceable against each in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

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4.3          No Conflicts or Defaults. The execution and delivery of this Agreement by Buyer and AGT and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of Buyer or AGT, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Buyer or AGT is a party or by which Buyer or AGT is bound, or any judgment, order or decree, or any law, rule or regulation to which Buyer or AGT is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of Buyer or AGT, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which Buyer or AGT is a party, or (iv) result in a Buyer Material Adverse Effect.

4.4          Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer or AGT does not require the consent of any person, or such consent has been or will be obtained in writing prior to the Closing.

4.5          AGT Shares. The AGT Shares have been duly authorized, and upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable.

4.6          Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Buyer or AGT, threatened against Buyer or AGT which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Buyer or AGT, threatened against or involving Buyer or AGT or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Buyer or AGT or affecting their respective assets.

4.7          SEC Reports. AGT files annual, quarterly and current reports with the Securities and Exchange Commission, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). AGT has filed all reports required to be filed by it under the Exchange Act since March 19, 2014. The reports are collectively referred to as the “SEC Reports”. The SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

4.8          Status of Buyer. Buyer was recently formed, has engaged in no business operations and was formed for the purpose of acquiring the Assets.

4.9          Disclosure. The representations, warranties and acknowledgments of Buyer and AGT set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

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5.             Conditions to Closing.

5.1          Conditions Precedent to Buyer’s and AGT’s Obligations to Close. The obligation of Buyer and AGT to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)          The representations and warranties of Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(b)          Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

(c)          No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Seller’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)          No material adverse change shall have taken place with respect to the Assets, and no event shall have occurred that results in a Seller Material Adverse Effect;

(e)          Seller shall have delivered the Waiver and Consent of Shareholders of Seller in the form attached hereto as Exhibit A which shall have been executed by each shareholder of Seller, accompanied by an affidavit of Gary Wilson, President of the Seller, certifying that such shareholders represent all shareholders of the Seller;

(f)           Seller shall have delivered to Buyer and AGT a certificate of an executive officer stating that all of the conditions specified above in Section 5.1(a) - (e) has been complied with; and

(g)          All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and AGT.

5.2          Conditions Precedent to Seller’s Obligation to Close. The obligation of Seller to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)          The representations and warranties of Buyer and AGT set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b)          Buyer and AGT shall each have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

(c)          No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Buyer’s or AGT’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

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(d)          No material adverse change shall have taken place with respect to Buyer or AGT, and no event shall have occurred that results in a Buyer Material Adverse Effect;

(e)          Buyer and AGT shall each have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 5.2(a) - (d) has been complied with in all respects; and

(f)          All actions to be taken by Buyer and AGT in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

6.             Closing; Closing Date. A closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of AGT within three (3) business days following the satisfaction of the Closing conditions described in Section 5 herein (the “Closing Date”) or at such other place, and on such other date, as the Parties may agree in writing.

7.             Documents to be Delivered at the Closing.

7.1          Documents to be Delivered by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(a)          a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller’s right, title and interest in and to the Assets together with possession of the Assets;

(b)          a duly executed assignment, transferring to Buyer all of Seller’s right, title and interest in and to the contracts, agreements, contract rights and Intellectual Property included in the Assets, accompanied by any third party consents contemplated by Section 3.4.

(c)          the certificate required by Section 5.1(f), above;

(d)          a copy of the Waiver and Consent of Shareholders signed by each shareholder of Seller, together with the accompanying officers certificate as required by Section 5(f) above;

(d)          a copy of resolutions of the board of directors of Seller, certified by an executive officer of Seller, authorizing the execution, delivery and performance of this Agreement by Seller; and

(e)          such other certificates, documents and instruments as Buyer or AGT may have reasonably requested in connection with the transaction contemplated hereby.

7.2          Documents to be Delivered by Buyer and AGT. At the Closing, Buyer shall deliver to Seller the following:

(a)          the certificate required by Section 5.2(e);

(b)          a copy of resolutions of the board of directors of Buyer and AGT, each certified by an executive officer of Buyer and AGT, as the case may be, authorizing the execution, delivery and performance of this Agreement by Buyer and AGT;

(c)          certificate evidencing the AGT Shares, or irrevocable instructions to AGT’s transfer agent to issue the Shares to Seller; and

(d)          such other certificates, documents and instruments as Seller may have reasonably requested in connection with the transaction contemplated hereby.

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8.             Additional Covenants.

8.1          Access to Books and Records. During the course of this transaction, from the date hereof through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation ad other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

8.2          Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

8.3          Vendors and Suppliers. The Seller acknowledges that following the Closing Buyer and AGT will establish commercial relationships with vendors and suppliers of products and services utilized by Seller in the Business, and that such relationships will be a material factor in AGT’s and the Buyer’s use of the Assets following the Closing. The Seller shall take such actions as AGT and the Buyer reasonably request to facilitate the establishment of such relationships, including, but not limited to, promptly satisfying any and all amounts which may be due such vendors or suppliers for goods or services which have been purchased prior to the Closing Date, and take such other efforts as are necessary to ensure that Buyer’s future relationships with such vendors or suppliers are not adversely impacted.

8.4          Post-Closing Audit. Notwithstanding that the Buyer is purchasing Assets of the Seller, the Seller acknowledges its understanding that under the rules and regulations of the Securities and Exchange Commission AGT will be required to file audited financial statements of Seller for its last two (2) fiscal years, as well as unaudited financial statements for the nine months ended September 30, 2014 (collectively, the “Seller Audited Financial Statements”), all prepared in conformity with United States generally accepted accounting principles consistently applied (“GAAP”), within seventy-one (71) days from the Closing Date. Seller and Controlling Shareholders hereby jointly and severally represent, warrant and covenant that they will take any and all actions requested by AGT, including, but not limited to, providing full and unfettered access to the Seller’s books and records by AGT and its auditors and agents, in order to facilitate the timely, accurate and complete preparation of the Seller Audited Financial Statements in conformity with GAAP and the rules and regulations of the Securities and Exchange Commission within the prescribed time period. AGT shall pay all costs associated of its independent registered public accounting firm incurred in connection with the audit of such Seller Audited Financial Statements.

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9.             Indemnification and Related Matters.

9.1          Indemnification by Seller. The Seller hereby indemnifies and holds Buyer and AGT harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Buyer and AGT and arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller’s failure to perform any covenant or obligation required to be performed by it hereunder.

9.2          Indemnification by Buyer and AGT. Buyer and AGT, jointly and severally, hereby indemnify and holds Seller harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Seller arising out of the breach of any representation or warranty of Buyer or AGT hereunder, and/or Buyer’s and/or AGT’s failure to perform any covenant or obligation required to be performed by either of them hereunder.

9.3          Procedure for Indemnification. Any party entitled to indemnification under this Article 9 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 9 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Article 9 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

9.4          Time for Assertion. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before thirty-six (36) months from the Closing Date.

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10.            Termination.

10.1        Termination by Mutual Consent. This Agreement may be terminated by mutual consent of the parties, in writing, signed by each of the parties hereto.

10.2        Termination Due to Lapse of Time. This Agreement may be terminated by either party if the Closing does not occur prior to December 31, 2014; provided, however, that a party wholly or partially responsible for the Closing not occurring prior to such date may not terminate this Agreement pursuant to this subsection.

10.3        Termination by Buyer and AGT. This Agreement may be terminated by Buyer and/or AGT by written notice to Seller, in the event of a material breach of any representation or warranty of Seller hereunder, or in the event Seller fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten (10) days following such written notice.

10.4        Termination by Seller. This Agreement may be terminated by Seller, by written notice to Buyer and AGT, in the event of a material breach of any representation or warranty of Buyer or AGT hereunder, or in the event Buyer or AGT fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.5        Effect of Termination. Termination of this Agreement under Section 10.02, 10.03 or 10.04 hereof shall not preclude the parties from pursuing all remedies available to them under applicable law arising by reason of such termination.

11.           Miscellaneous.

11.1        Expenses. Buyer, AGT, and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

11.2        Entire Agreement; No Waiver. This Agreement, the Schedules, Exhibits and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.3        Jurisdiction and Governing Law. This Agreement shall be governed and construed under and in accordance with the laws of the State of Nevada. Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the Arizona District, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in personam jurisdiction of United States District Court for the Arizona District in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Arizona District and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

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11.4        Role of Counsel. Seller acknowledges its understanding that this Agreement was prepared at the request of AGT by Pearlman Schneider, LLP, its counsel, and that such firm did not represent Seller in conjunction with this Agreement or any of the related transactions. Seller, as further evidenced by its signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable.

11.5        Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Seller Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.6        Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, or by overnight mail properly receipted to the parties at the addresses set forth earlier in this Agreement or to such address as a party may have specified by notice given to the other party pursuant to this provision.

11.7        Separability. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

11.8        Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Buyer to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates.

11.9        Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

AMERICA GREENER TECHNOLOGIES, INC.

By:	/s/ Michael Boyko
Michael Boyko, Chief Executive Officer

AGT SOFT WAVE, INC.

By:	/s/ Michael Boyko
Michael Boyko, President

SOFT WAVE INNOVATION, INC.

By:	/s/ Gary Wilson
Gary Wilson, President
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